Calculation of Filing Fee Tables
S-8
LAMAR ADVERTISING CO/NEW
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.001 per share	Other	175,621	$ 126.55	$ 22,224,837.55	0.0001381	$ 3,069.25
Total Offering Amounts:						$ 22,224,837.55		$ 3,069.25
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,069.25
Offering Note
[1]	(1) This Registration Statement registers an additional 175,621 shares issuable under our 2019 Employee Stock Purchase Plan (the "2019 Plan"). We have previously initially registered 492,789 shares issuable under the 2019 Plan (Registration Statement No. 333-232686), and then an additional 346,763 shares issuable under the 2019 Plan (Registration Statement No. 333-270945). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the Registrant's Class A Common Stock on December 22, 2025, as reported on The Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A